UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010 (January 26, 2010)

Nyer Medical Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-20175

Florida	01-0469607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13 Water Street, Holliston, MA 01746
 (Address of principal executive offices, including zip code)

(508) 429-8506
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

On January 26, 2010, Nyer Medical Group, Inc. (the “Company”) notified the NASDAQ Stock Market (“NASDAQ”) of its intent to voluntarily delist its securities by filing a Form 25 with the Securities and Exchange Commission on or about February 8, 2010.  The Company anticipates that the delisting will be effective 10 days after the date of filing of the Form 25, on or about February 18, 2010.  In connection with the delisting, the Company requested that NASDAQ suspend trading effective at the close of business on February 1, 2010.  The Board of Directors of the Company approved the voluntary delisting of the securities on October 21, 2009.  Upon delisting from the Exchange, the Company securities will be added to the over-the-counter market.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward looking statements are based on the Company’s present expectations, but these statements and the implications of these statements are not guaranteed to occur and may not occur for various reason.  For example:

This report states that the Company expects to delist its securities on or about February 18, 2010.  However, the delisting is contingent on the closing of the transactions described in the Company’s Proxy Statement dated December 17, 2009 (the “Transactions”).  The Transactions are subject to various conditions and contingencies as are customary in purchase agreements and plans of dissolution in the United States.  If these conditions are not satisfied or the specified contingencies occur, the Transactions may be delayed or may not be completed and the Company may not delist its securities.

For these reasons, among others, you should not place undue reliance upon forward looking statements.

Except as required by law, the Company does not assume any obligations to update any forward looking statements as a result of new information, changed circumstances, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nyer Medical Group, Inc.

Date: January 28, 2010	By:	/s/ Mark A. Dumouchel
Mark A. Dumouchel
President and Chief Executive Officer